UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2013

NEWFIELD EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Waterway Square Place, Suite 100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective August 6, 2013, Newfield Exploration Company, a Delaware corporation (“Newfield”), expanded its footprint in the Anadarko Basin with a “bolt-on” acquisition of approximately 70,500 net acres in Kingfisher and Canadian counties of Oklahoma for approximately $61 million. Newfield now has more than 200,000 net acres in the Anadarko Basin and is currently operating seven drilling rigs. The transaction included neither production nor proved reserves.

The acquired acreage is in proximity to Newfield’s Brueggen well and its ongoing development in the “North Oil” region of the Cana Woodford. The Brueggen had initial gross production of approximately 1,000 barrels of oil equivalent per day (“BOEPD”) and has averaged more than 700 BOEPD over its first 100 days. The production from the well is 90% liquids (82% oil).

Newfield’s 2013 capital investment program of approximately $1.9 billion excludes this recent acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: August 9, 2013	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary